SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2016, Dycom Industries, Inc. (“Dycom”) and certain of its subsidiaries amended (the “Fourth Amendment”) the Credit Agreement, dated as of December 3, 2012 (as amended by the First Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of April 24, 2015, the Second Amendment to Credit Agreement, dated as of September 9, 2015, the Third Amendment to Credit Agreement and Additional Term Loan Agreement, dated as of May 20, 2016 and the Fourth Amendment, the “Amended Credit Agreement”), with the lenders party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association, as Syndication Agent and L/C Issuer.

The Fourth Amendment permits, among other things, Dycom or any of its subsidiaries to enter into and consummate certain trade or accounts receivable financing or sale transactions on terms and conditions specified therein.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

10.1
Fourth Amendment to Credit Agreement, dated as of June 17, 2016, among Dycom, as the Borrower, the subsidiaries of Dycom identified therein, certain lenders named therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 21, 2016

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary